Exhibit 10.28

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into on this 7th day of January, 2004, BETWEEN:

      (1) Crompton Corporation, a Delaware corporation with offices located at 199 Benson Road, Middlebury, Connecticut 06749 (the "Company"); and,

      (2)   Robert L. Wood, residing at _____________________ ("the Employee").

THE COMPANY AND THE EMPLOYEE HEREBY AGREE, in consideration of the mutual obligations and covenants set forth below, to the following terms and conditions (all of which are subject to and not effective until ratification by the Company's Board of Directors):

1.    Employment

The Company shall employ the Employee as its President and Chief Executive Officer, effective January 12, 2004, subject to approval by its Board of Directors and subject to the terms and conditions specified in this Employment Agreement ("the Employment"). In addition, Company shall nominate Employee as a member of its Board of Directors effective January 12, 2004, subject to approval by its Board of Directors and subject to the terms and conditions specified in this Employment Agreement ("the Employment").

2.    Place Of Employment

The Employment shall be based in Company's headquarters offices, currently located at 199 Benson Road, Middlebury, Connecticut 06749.

3.    Duties

      3.1 The Employee shall devote all of his time, attention, and best efforts to the Company's business. The Employee shall faithfully and diligently perform the duties and responsibilities assigned to him by the Company. The Employee shall use his best efforts, judgment, and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of the Employee's position.

      3.2 The Employee agrees to comply with all federal, state, and local laws applicable to his Employment. The Employee also agrees to comply with all of the Company's rules, regulations, and policies in force during the Employment.

4.    Exclusivity of Service

While employed by the Company, the Employee shall devote his entire working time, attention, and energies to the Company's business.

5.    Compensation and Benefits

      5.1 The Company shall pay the Employee a base gross salary ("Salary") of seven-hundred and eighty


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            thousand dollars ($780,000) per year, payable in equal gross monthly installments of sixty-five thousand dollars ($65,000). The Company may make deductions or withholdings as required by applicable laws and policies, or as may be or has been consented to by the Employee. The Company shall review and, in its sole discretion, adjust Employee's Salary on an annual basis, provided that the Salary shall not be reduced below the initial level set forth in this Employment Agreement.

      5.2 The Employee shall also be entitled to earn an annual incentive bonus of up to 160% of base salary, with a target of 100% of Salary. The performance goals required to earn the annual incentive bonus shall be approved by the Board of Directors and communicated to the Employee, and shall be consistent with the Company's existing policies for similarly-situated key executives.

      5.3 The Employee shall also be granted stock options to acquire five hundred thousand (500,000) shares of the Company's common stock on January 19, 2004 (in lieu of any grants in October of 2004 which would pertain to 2005), fifty percent of which will vest and become exercisable on January 19, 2005 and the remaining fifty percent will vest and become exercisable on January 19, 2006. The foregoing stock options shall otherwise have the normal terms and conditions applicable to the stock options granted to other key executives of the Company under the Company's 1998 Long Term Incentive Plan in its present or subsequently amended form.

      5.4 The Employee shall also be granted a total of two hundred thousand (200,000) shares of restricted stock on January 19, 2004, one-third of which will vest each successive year following the grant until said shares are fully vested (subject to Board of Directors approval and Employee still being employed by the Company). Any and all dividends will accrue to the benefit of the Employee, and Employee shall be solely responsible for all taxes related to the stock grants or exercises thereof under Sections 5.3 and 5.4 of this Agreement. The foregoing restricted stock grant shall otherwise have the normal terms and conditions applicable to the restricted stock granted to other key executives of the Company under the Company's 1998 Long Term Incentive Plan in its present or subsequently amended form.

      5.5 The Company shall also provide Employee with reimbursement for reasonable temporary living expenses in Connecticut during and up to the conclusion of the first six months of this Employment Agreement, provided that in no event shall Company's obligation in this regard exceed six months of temporary living expenses. The provision of this reimbursement, as well as the types of expenses which shall qualify, shall at all times be governed by Company's policies regarding temporary living or as the Board of Directors may determine.

      5.6 The Employee shall also be eligible to participate in any vacation, life, disability or other similar insurance plans, medical and dental plans or other employee welfare benefit plans that may be provided by the Company for its key executives, in accordance with the provisions of any such plans.

      5.7 The Company shall, in accordance with and to the extent of its policies, pay ordinary and necessary business expenses incurred by the Employee in performing his duties as a key executive, as well as reasonable membership fees and reasonable business use charges at a minimum of one (1) club of the Employee's choosing (and a maximum number and type as otherwise determined by the Company's Board of Directors). The Employee shall account promptly for all such business expenses in the manner prescribed by the Company and shall submit, on request, all records necessary to confirm that the Employee's business use of any club is more than fifty percent (50%) of the Employee's total use of such club.

      5.8 During the Term (as defined herein below in Section 10.1 of this Agreement), the Employee shall


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            be entitled to use of an automobile of his choice, the gross value of which is not to exceed sixty-thousand dollars ($60,000), which shall be leased by the Company.

      5.9 The Employee shall be entitled to certain financial assistance (brokerage fees, etc.) in connection with the sale of his current residence outside of Connecticut, consistent with the terms of Company's relocation policies. By way of clarification, Employee understands that Company shall have no obligation to purchase Employee's current home or loan Employee money to purchase a new home.

      5.10 The Company intends to take such actions as may be reasonably practicable so that its ability to take federal income tax deductions with respect to the exercise of the options provided for above is not limited by the application of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, Employee acknowledges that it may not be feasible for the Company to preserve full deductibility, and he therefore agrees to cooperate with the Company in arranging to defer, under a mutually agreeable plan of deferred compensation, receipt of shares of the Company's common stock otherwise deliverable in connection with his exercise of such options if and to the extent necessary to preserve such deductibility.

      5.11 Employee agrees to buy the Company's common stock with his own funds from the Company at a timing and in an amount determined by the Company's Board of Directors consistent with the Company's policies and practices in such regard for similarly-situated key executives. Employee also agrees to hold such stock for a minimum period of time as established by the Company's Board of Directors consistent with the Company's policies and practices in such regard for similarly-situated key executives.

6.    Reasonableness of Restrictions

The Employee acknowledges that, during the term of Employment, the Company will provide the Employee with the use of and access to trade secrets and confidential information. In turn, the Employee recognizes that, while performing his duties hereunder he will have access to and come into contact with trade secrets and confidential information belonging to the Company and will obtain personal knowledge of and influence over its customers and/or employees. The Employee therefore agrees that the restrictions contained in Sections 7, 8, and 9 are reasonable and necessary to protect the legitimate business interests of the Company both during and after the termination of the Employment.

7.    Confidentiality

      7.1 The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination thereof, howsoever arising, directly or indirectly:

            7.1.1 use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, or,

            7.1.2 disclose to any person, company, business entity, or other organization whatsoever,

            any trade secrets or confidential information relating or belonging to the Company, including but not limited to any such information relating to clients or customers, client or customer lists or requirements, market information, business plans or dealings, financial information and plans, trading models, market access information, research activities, any document marked Confidential, or any information which the Employee has been told is Confidential or which he might reasonably expect the Company would regard as Confidential, or any information which has been given the Company in confidence by customers, suppliers, or other persons. Even if a document has not been marked "Confidential," the Employee shall treat the document and its contents as confidential information if


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            the Employee has been told or otherwise knows or reasonably should know the document and its contents are confidential.

      7.2 The Employee shall not at any time during the continuance of the Employment with the Company make any notes or memoranda relating to any matter within the scope of the Company's business, dealings, or affairs otherwise than for the benefit of the Company.

      7.3 In the event of a breach or a threatened breach by the Employee of the provisions of this Section, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association, or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

8.    Trade Secrets

      8.1 During the term of this Employment Agreement, the Employee acknowledges that he will be afforded access to and become familiar with various trade secrets of the Company, including, but not necessarily be limited to the following: the Company's business plans, financial information, marketing strategies, customer or client lists, software and research and proprietary technology information. The Employee acknowledges that these trade secrets are owned and shall continue to be owned solely by the Company and that they contain specialized and confidential information not generally known in the industry and which constitute the Company's trade secrets. The Employee recognizes and acknowledges that it is essential to the Company to protect this trade secret information.

      8.2 The Employee further represents to the Company that, as an inducement for his employment, the Employee will hold this information in trust and confidence for the Company's sole benefit and use during the Employment and after the Employment terminates, the Employee agrees not to use this information for any purpose whatsoever or to divulge this information to any person other than the Company or persons to whom the Company has given without express written authorization.

9.    Post-Termination Obligations

      9.1 Non-Competition. The Employee hereby agrees that, during his employment by the Company pursuant to this Employment Agreement and for a period of one (1) year following the termination for any reason of his employment under this Employment Agreement, he will not, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 2.5% in a company with publicly traded equity securities):

            9.1.1 own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competing with any business of the Company in the one (1) year immediately preceding such termination;

            9.1.2 contact, interfere with, solicit on behalf of another, or attempt to entice away from the Company (or any affiliate or subsidiary of the Company):


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                        (i)   any client or customer of the Company (or any
                              affiliate or subsidiary of the Company); or,

                        (ii) any contract, agreement or arrangement that the Company (or any affiliate or subsidiary of the Company) is actively negotiating with any other party; or,

                        (iii) any prospective business opportunity that the
                              Company (or any affiliate or subsidiary of the Company) has identified.

      9.2 Non-Solicitation of Employees. The Employee hereby agrees that he will not for a period of one (1) year immediately following the termination of his employment, howsoever arising, either on his own account or in conjunction with or on behalf of any other person, company, business entity, or other organization whatsoever directly or indirectly:

            9.2.1 induce, solicit, entice or procure any person who is an employee of the Company to leave such employment, where that person is:

            9.2.2       a Company Employee on the Termination date; or,

            9.2.3 had been a Company Employee in any part of the one (1) year immediately preceding the Termination Date;

            9.2.4 accept into employment or otherwise engage or use the services of any person who:

            9.2.5       is a Company Employee on the Termination Date; or,

            9.2.6 had been a Company Employee in any part of the one (1) year immediately preceding the Termination Date.

      9.3 Because of the Employee's knowledge of the Company's business, in the event of the Employee's actual or threatened breach of the provisions of this Section, the Company shall be entitled to, and the Employee hereby consents to, an injunction restraining the Employee from any of the foregoing. However, nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. The Employee agrees that the provisions of this Section are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section shall be deemed to be invalid or unenforceable by reason of extent, duration, or geographic scope, then the extent, duration, and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration, and geographic scope permitted by law and enforceable.

      9.4 The Employee agrees that in the event of receiving from any person, company, business entity, or other organization an offer or employment either during the continuance of this Employment Agreement or during the continuance in force of any of the restrictions set out herein, he will forthwith provide to such person, company, business entity, or other organization making such offer of employment a full and accurate copy of this Employment Agreement signed by the parties hereto.

10.   Term and Termination

      10.1 The Company and the Employee agree that, unless sooner terminated pursuant to Sections 10.6 or 10.7 of this Agreement, the term of the Employee's employment under this Agreement, provided this Agreement is ratified by the Company's Board of Directors, shall be for a period commencing on January 12, 2004 through the end of January 11, 2007 (the "Term"). This Term shall


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            automatically renew for successive one-year periods, unless either party hereto provides the other with written notice to not renew at least sixty (60) days prior to the expiration of the then-current Term, in which case this Agreement shall expire of its own accord at the end of the then-current Term.

      10.2 On termination or expiration of this Agreement, the Employee shall return to the Company in accordance with its instructions all of the Company's proprietary technology and trading models, records, software, models, reports, and other documents and any copies thereof and any other property belonging to the Company which are in the Employee's possession or under his control. The Employee shall, if so required by the Company, confirm in writing his compliance with his obligations under this Clause.

      10.3 Any termination or expiration of the employment shall be without prejudice to any right the Company may have in respect of any breach by the Employee of any provisions of this Agreement which may have occurred prior to such termination.

      10.4 In the event of termination or expiration of this Agreement however arising, the Employee agrees that he will not at any time after such termination or expiration represent himself as still having any connection with the Company, except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

      10.5 Upon termination or expiration of this Agreement however arising, the Employee shall continue to be bound by the provisions of Sections 7, 8, and 9 of this Agreement. In all cases, the treatment of the stock options and restricted stock upon termination of employment shall be governed by the Company's 1998 Long Term Incentive Plan in its present or subsequently amended form.

      10.6 Termination For Cause: Notwithstanding any provisions in this Agreement, the Company may immediately terminate this Agreement for Cause upon the occurrence of any of the following: (a) Employee's death; (b) Employee's disability, such that he is unable to substantially and continually perform his employment duties for a period of 60 (sixty) days or more; (c) Employee's conviction for a felony; (d) Employee's breach of this Agreement or his duties of employment; (e) Employee's violation of Company's policies which would normally and customarily result in termination of employment;
            (f) Employee's actual engagement in an act of moral turpitude or an act that substantially impairs the reputation of the Company or which could create criminal or civil liability for the Company; or
            (g) Employee's engagement in any act of fraud or dishonesty.

            In the event that this Agreement is terminated for either of the reasons stated in Section 10.6(a) or (b) above, then Company's sole obligations under this Agreement shall consist of the following: (1) payment of Employee's Salary through the date of termination; (2) payout of all accrued but unused paid time off; and (3) provision to Employee of his insurance continuation rights pursuant to COBRA. Regarding annual incentive bonus, Employee shall be deemed to have earned a pro rata portion of said bonus at the target rate.

            In the event that this Agreement is terminated for any of the reasons stated in Section 10.6(c), (d), (e), (f), or (g), then Company's sole obligations under this Agreement shall consist of the following: (1) payment of Employee's Salary through the date of termination; (2) payout of all accrued but unused paid time off; and
            (3) provision to Employee of his insurance continuation rights pursuant to COBRA. Regarding annual incentive bonus, Employee shall be deemed to have not earned any portion of said bonus.

      10.7  Termination Without Cause or Resignation For Good Reason:
            Notwithstanding any provisions in this Agreement, the Company may immediately terminate this Agreement Without Cause at anytime, in which case the Company's sole obligations under this Agreement shall consist of the following: (1)


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            payment over course of normal pay periods to Employee of Salary for the lesser of a period of two (2) years following the date of termination or through the end of the then-current Term; (2) payment to Employee over course of normal timing his annual incentive bonus with Employee being deemed to have met his target for the lesser of a period of two years following the date of termination or through the end of the then-current Term; and (3) continuation at Company cost of the benefits provided to Employee pursuant to Sections 5.6 and 5.8 of this Agreement for a period of two (2) years following the date of termination or through the end of the then-current Term. The Employee may resign his employment upon the occurrence of the following, in which case the Company's sole obligations under this Agreement shall be the same as if the Company terminated this Agreement Without Cause: Company's continued and material breach of this Agreement, which breach is not cured within thirty (30) days of Company's receipt from Employee of written notice of breach stating the specific bases and dates of breach. As a condition precedent to Employee's receipt of the payments and continued benefits described in this Section 10.7, Employee will execute a general release of all claims against Company and Employee will continue to abide by and comply with the terms of Sections 7, 8 and 9 of this Agreement.

      10.8 Expiration of Agreement: In the event that either party hereto provides notice of non-renewal pursuant to the terms of Section 10.1 above of this Agreement, then the Company's sole obligations shall be to pay out and perform its obligations pursuant to the terms of this Agreement only through the expiration date, and the Company shall not have any other continuing obligations to Employee thereafter. In said event, Employee shall be obligated to perform through the date of expiration, and Employee shall be further obligated to abide by and comply with all of his obligations thereafter as set forth in Sections 7, 8 and 9 of this Agreement.

11.   Severability

The various provisions and sub-provisions of this Employment Agreement are severable, and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity of enforceability of the remaining provisions or sub-provisions or identifiable parts in this Employment Agreement.

12.   Warranty

The Employee represents and warrants that he is not prevented by any other Employment Agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Employment Agreement.

13.   Notices

Any notice to be given hereunder may be delivered (a) in the case of the Company by certified mail addressed to its Registered Office and (b) in the case of the Employee, either to him personally or by certified mail to his last known residence address. Notices served by mail shall be deemed given when they are mailed.

14.   Waivers and Amendments

No act, delay, omission, or course of dealing on the part of any party hereto in exercising any right, power, or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers, and remedies under this Employment Agreement. This Employment Agreement may be amended only by a written instrument signed by the Employee and a duly authorized officer of the Company.


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15.   Prior Agreements

This Employment Agreement cancels and is in substitution for all previous letters of engagement, offer letters, agreements, and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Employee, all of which shall be deemed to have been terminated by mutual consent. This Employment Agreement constitutes the entire terms and conditions of the Employee's employment and no waiver, amendment or modification thereof shall be valid unless in writing, signed by the parties, and only to the extent therein set forth.

16.   Arbitration Jurisdiction and Governing Law

Except for disputes arising under or in connection with Sections 7, 8, and 9 of this Agreement, all disputes arising under or in connection with this Employment Agreement or concerning in any way the Employee's employment or cessation thereof shall be submitted exclusively to arbitration in Middlebury, Connecticut under the Commercial Arbitration Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The Employee consents to personal jurisdiction of any state or federal court sitting in Connecticut, in order to enforce any arbitration judgment or the rights of the Company under Sections 7, 8, and 9 and waive any objection that such forum is inconvenient. The Employee hereby consents to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. The parties hereby waive their rights to a trial by a jury of their peers.

17.   Assignability

The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Employee may not assign his rights or obligations hereunder without the express written consent of the Company's Board of Directors.

18.   Headings; Construction

The headings contained in this Employment Agreement are inserted for reference and convenience only and in no way define, limit, extend, or describe the scope of this Employment Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

19.   Survival of Terms

If this Employment Agreement is terminated for any reason, the provisions of Sections 7, 8, 9, and 10 of this Agreement shall survive, and the Employee and/or the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

20.   Employee Acknowledgment

THE EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF THE EMPLOYEE BREACHES THE AGREEMENT.

AS WITNESS the hands of a duly authorized officer of the Company and of the Employee the day and year first before written.


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SIGNED by _______________________       )
[company representative] for and        )
on behalf of Crompton Corporation       )

                                                 Date: January 12, 2004
                                                      --------------------------
SIGNED by _______________________       )
Robert L. Wood                          )

                                                 Date: January 7, 2004
                                                      --------------------------

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